EXHIBIT 31.2

Certifications of Chief Financial Officer

Pursuant to Section 302 of the

Sarbanes-Oxley Act of 2002

I, Alisha K. Charlton, certify that:

1.

I have reviewed this Form 10-K/A No. 1 of Pro-Dex, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

[Intentionally omitted]

4.

[Intentionally omitted]

5.

[Intentionally omitted]

Date: March 23, 2018	/s/ Alisha K. Charlton Alisha K. Charlton Chief Financial Officer (principal financial officer)